SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BA MERCHANT SRVCS

          GABELLI FUNDS, LLC
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 4/20/99           26,000            20.4875
                                 4/19/99           54,100            20.4875
               THE GABELLI EQUITY TRUST,INC.
                                 4/20/99           28,300            20.4875
                                 4/19/99           50,000            20.4875
          GAMCO INVESTORS, INC.
                                 4/16/99            2,700            20.3750
                                 4/15/99           19,900            20.3750
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.